As filed with the Securities and Exchange Commission on November 30, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2148293 (I.R.S. Employer Identification No.)

24955 Interstate 45 North The Woodlands, Texas 77380 (281) 367-1983 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Bass C. Wallace, Jr.
General Counsel
TETRA Technologies, Inc.
24955 Interstate 45 North
The Woodlands, Texas 77380
(281) 367-1983
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

William C. McDonald Andrews Kurth LLP 10001 Woodloch Forest, Suite 200 The Woodlands, Texas 77380 (713) 220-4800	Scott L. Olson Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [X]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Act).

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock of TETRA Technologies, Inc. (2)(3)
Preferred Stock of TETRA Technologies, Inc. (2)
Senior Debt Securities of TETRA Technologies, Inc. (2)
Subordinated Debt Securities of TETRA Technologies, Inc. (2)
Warrants of TETRA Technologies, Inc. (2)
Units of TETRA Technologies, Inc. (2)
(Footnotes on next page)

(Continued from table on previous page)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

(2)
An indeterminate aggregate amount or number of securities of each class is being registered hereunder, as may from time to time be offered, at indeterminate prices. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The indeterminate aggregate amount or number also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.

(3)
Includes the preferred share purchase rights (as adjusted and subject to further adjustment in certain events) associated with the common stock.  The value attributable to the rights, if any, is reflected in the value of the common stock and no separate consideration is received for the rights.

PROSPECTUS

TETRA Technologies, Inc.

COMMON STOCK
PREFERRED STOCK
SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
WARRANTS
UNITS

By this prospectus, we may from time to time offer and sell in one or more offerings any combination of the following securities:

•	shares of common stock;

•	shares of preferred stock, which may be convertible into or exchangeable for debt securities or common stock;

•	senior debt securities, which may be convertible into or exchangeable for common stock or preferred stock;

•	subordinated debt securities, which may be convertible into or exchangeable for common stock or preferred stock;

•	warrants to purchase common stock, preferred stock or debt securities; and/or

•	units consisting of any combination of common stock, preferred stock, debt securities, or warrants.

This prospectus provides a general description of the securities we may offer.  Supplements to this prospectus will provide the specific terms of the securities that we actually offer, including the offering prices.  You should carefully read this prospectus, any applicable prospectus supplement and any information under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities.  This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

    We may sell these securities to or through underwriters, dealers, to other purchasers and/or through agents.  Supplements to this prospectus will specify the names of any underwriters or agents.

    Our common stock is listed and traded on the New York Stock Exchange under the symbol “TTI.”

    Investing in our securities involves risks.  Please read “Risk Factors” beginning on page 2 of this prospectus.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 30, 2009.

TABLE OF CONTENTS

About this Prospectus	i
Incorporation by Reference	ii
Where You Can Find More Information	ii
Cautionary Statement Regarding Forward-Looking Statement	iii
TETRA Technologies, Inc.	1
Risk Factors	2
Use of Proceeds	2
Ratios of Earnings to Fixed Charges	2
Description of Capital Stock	3
Description of Debt Securities	7
Description of Warrants	17
Description of Units	17
Plan of Distribution	18
Legal Matters	20
Experts	20

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in connection with one or more offerings from time to time.

This prospectus provides you with a general description of the securities we may offer.  Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement.  This prospectus does not contain all of the information included in the registration statement.  The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus.  You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted.  You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

-i-

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “TETRA,” “TETRA Technologies,” “our company,” “we,” “our,” “us” or similar references mean TETRA Technologies, Inc. and its consolidated subsidiaries.  In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, warrants and units collectively as the “securities.”

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 2, 2009;

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2009, as filed with the SEC on May 11, 2009, the quarter ended June 30, 2009, as filed with the SEC on August 10, 2009, and the quarter ended September 30, 2009, as filed with the SEC on November 9, 2009;

•	our Current Reports on Form 8-K, as filed with the SEC on February 20, 2009, March 20, 2009, May 8, 2009, May 22, 2009, October 14, 2009, and November 30, 2009;

•
the description of our common stock, preferred stock and preferred stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on October 7, 1997, including any amendments and reports filed for the purpose of updating such description; and

•
the description of our Series One Junior Participating Preferred Stock contained in our registration statement on Form 8-A filed with the SEC on October 28, 1998, as amended by Amendment No. 1 thereto filed with the SEC on November 6, 2008 (File No. 001-13455), including any additional amendments and reports filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, after the date of this prospectus and until our offerings hereunder are completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement.  Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

TETRA Technologies, Inc.
24955 Interstate 45 North
The Woodlands, Texas 77380
(281) 367-1983
Attn: Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, that registers the issuance and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

-ii-

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov.

General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.tetratec.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC.  Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENT

Some information contained in this prospectus, any prospectus supplement and in the documents we incorporate by reference herein and therein may contain certain statements (other than statements of historical fact) that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “assume,” “could,” “plans,” “projects,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes.  However, these are not the exclusive means of identifying forward-looking statements.

Where any forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe these assumptions or bases to be reasonable and to be made in good faith, assumed facts or bases almost always vary from actual results, and the difference between assumed facts or bases and actual results could be material, depending on the circumstances.  It is important to note that actual results could differ materially from those projected by such forward-looking statements.

Although we believe that the expectations in our forward-looking statements are reasonable, we cannot give any assurance that those expectations will be correct. Our operations are subject to numerous uncertainties, risks and other influences, many of which are outside our control and any of which could materially affect our results of operations and ultimately prove the statements we make to be inaccurate.

Factors that could cause our results to differ materially from the results discussed in such forward-looking statements include, but are not limited to, the following:

•	activity levels for oil and gas drilling, completion, workover, production, and abandonment activities;

•	future or expected sales, earnings, costs, expenses, acquisitions or corporate combinations;

•	asset recoveries;

•	the ability to resume operations and production from our damaged or destroyed platforms;

•	the ability to successfully renegotiate our supply agreements with Chemtura Corporation or obtain alternate sources of raw materials for certain of our calcium chloride facilities;

•	volatility of oil and gas prices;

•	general economic and business conditions, including the impact that the current economic uncertainty may have on us or our customers;

•	foreign currency risks;

•	operating risks inherent in oil and gas production;

•	the risk of physical damage to rigs, platforms and equipment caused by named windstorms in the U.S. Gulf of Mexico;

•	costs, availability and adequacy of insurance and the ability to recover thereunder;

•	our ability to implement our business strategy;

•	uncertainties about estimates of reserves;

-iii-

•	environmental risks;

•	estimates of hurricane repair costs; and

•	risks related to our foreign operations

Other factors, risks and uncertainties that could cause actual results to differ materially from our expectations are discussed under the heading “Risk Factors” below and as otherwise described in our periodic filings with the SEC.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in any document we incorporate by reference, the date of that document.  All such forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this section, and other than as required under the securities laws, we undertake no obligation to publicly update or revise any forward-looking statements.

-iv-

TETRA TECHNOLOGIES, INC.

We are an oil and gas services and production company with an integrated calcium chloride and brominated products manufacturing operation that supplies feedstocks to energy markets, as well as to other markets. We are composed of three divisions:  Fluids, Offshore, and Production Enhancement.

Our Fluids Division manufactures and markets clear brine fluids, additives, and other associated products and services to the oil and gas industry for use in well drilling, completion, and workover operations both domestically and in certain regions of Latin America, Europe, Asia, and Africa. The Division also markets certain fluids and dry calcium chloride manufactured at its production facilities to a variety of markets outside the energy industry.

Our Offshore Division consists of two operating segments: Offshore Services and Maritech, an oil and gas exploration, exploitation, and production segment.  The Offshore Services segment provides:

•	downhole and sub-sea services such as plugging and abandonment, workover, inland water drilling, and wireline services,

•
construction and decommissioning services, including hurricane damage remediation, utilizing our heavy-lift barges and cutting technology in the construction or decommissioning of offshore oil and gas production platforms and pipelines, and

•	diving services involving conventional and saturated air diving and the operation of several dive support vessels.

The Maritech segment consists of our Maritech Resources, Inc., or Maritech, subsidiary, which, with its subsidiaries, is an oil and gas exploration, exploitation, and production company focused in the offshore, inland waters and onshore regions of the Gulf of Mexico. Maritech acquires oil and gas properties in order to grow its production operations and to provide additional development and exploitation opportunities, as well as to provide a baseload of business for the Offshore Division’s Offshore Services segment.

Our Production Enhancement Division consists of two operating segments: Production Testing and Compressco. The Production Testing segment provides production testing services to markets in Texas, New Mexico, Colorado, Oklahoma, Arkansas, Louisiana, Pennsylvania, offshore Gulf of Mexico, Mexico, Brazil, Northern Africa, and the Middle East.  The Compressco segment provides wellhead compression-based production enhancement services to a broad base of customers throughout 14 states that encompass most of the onshore producing regions of the United States, as well as in Canada, Mexico, and other international locations. These production enhancement services can improve the value of natural gas and oil wells by increasing daily production and total recoverable reserves.

We continue to pursue a growth strategy that includes expanding our existing businesses – both through internal growth and through the pursuit of suitable acquisitions – and by identifying opportunities to establish operations in additional domestic and international niche oil service markets.

We were incorporated in Delaware in 1981. Our corporate headquarters are located at 24955 Interstate 45 North in The Woodlands, Texas. Our phone number is (281) 367-1983 and our website is accessed at www.tetratec.com.  Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

RISK FACTORS

The securities to be offered by this prospectus may involve a high degree of risk.  When considering an investment in any of the securities, you should consider carefully all of the risk factors described in our annual report on Form 10-K for the fiscal year ended December 31, 2008 and in our quarterly reports on Form 10-Q for the quarters ended June 30, 2009 and September 30, 2009.  You should also consider similar information in any annual report on Form 10-K, quarterly report on Form 10-Q or other document incorporated by reference into this prospectus or filed by us with the SEC after the date of this prospectus.  If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described in the prospectus supplement speculative or risky.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus to fund:

•	working capital needs;

•	capital expenditures; and

•	expenditures related to general corporate purposes, including possible future acquisitions.

The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities.  We may invest funds not required immediately for these purposes in marketable securities and short-term investments.  The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends on a consolidated basis for the periods shown.  You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

	Years Ended December 31,					Nine Months Ended
	2004	2005	2006	2007	2008	September 30, 2009

Ratio of earnings to fixed charges(a)	9.25x	8.21x	10.53x	1.06x	(b)	4.86x
________________

(a)
The ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for the periods presented because no shares of preferred stock were outstanding during these periods.

(b)	Earnings were inadequate to cover fixed charges. The coverage deficiency totaled $6,266,000 for the year ended December 31, 2008.

For these ratios, “earnings” represent the aggregate of (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, net of (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries, and (c) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. “Fixed charges” represent the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference securities dividend requirements of consolidated subsidiaries.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms and provisions of our capital stock. You should refer to the applicable provisions of our restated certificate of incorporation, as amended, our amended and restated bylaws, the Rights Agreement, dated as of October 26, 1998, as amended on November 6, 2008 by the First Amendment to Rights Agreement (as amended, the “Rights Agreement”), between us and Computershare Trust Company, N.A. (as successor rights agent to Harris Trust and Savings Bank), as rights agent, the Delaware General Corporation Law, or DGCL, and the documents that we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

As of November 23, 2009, our authorized capital stock was 105,000,000 shares, which includes 100,000,000 shares authorized as common stock, $0.01 par value, and 5,000,000 shares authorized as preferred stock, $0.01 par value. As of November 23, 2009, we had 75,518,761 shares of common stock outstanding. There were no shares of preferred stock outstanding as of such date, although 1,000,000 shares of preferred stock have been designated as Series One Junior Participating Preferred Stock and are reserved for issuance in connection with our Rights Agreement. See “Rights Agreement,” below.

Common Stock

Listing. Our common stock is listed on the New York Stock Exchange under the symbol “TTI.”

Dividends. Subject to the rights of holders of preferred stock, common stockholders may receive dividends when declared by the board of directors. Dividends may be paid in cash, stock or another form. However, our existing credit agreement contains a covenant that restricts us from paying dividends in the event of an event of default or if such payment of a dividend results in an event of default.

Fully Paid. All outstanding shares of common stock are, and the common stock offered by this prospectus and any prospectus supplement will be, fully paid and non-assessable upon issuance.

Voting Rights. Common stockholders are entitled to one vote in the election of directors and other matters for each share of common stock owned. Common stockholders are not entitled to preemptive or cumulative voting rights.

Other Rights. We will notify common stockholders of any stockholders’ meetings in accordance with applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common stockholders will share equally in the assets remaining after we pay our creditors and preferred stockholders. There are no redemption or sinking fund provisions applicable to the common stock.

Transfer Agent and Registrar. Our transfer agent and registrar is Computershare Trust Company, N.A. located in Providence, Rhode Island.

Preferred Stock

Our board of directors can, without approval of our stockholders, issue one or more series or classes of preferred stock from time to time limited by the number of shares of preferred stock then authorized. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series or class, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any series or class of preferred stock and the terms and conditions of issue. Our board of directors has designated 1,000,000 shares of preferred stock as Series One Junior Participating Preferred Stock and reserved such shares for issuance in connection with our Rights Agreement. See “Rights Agreement,” below.

If we offer preferred stock, the specific terms will be described in a prospectus supplement, including:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•
if other than the currency of the United States, the currency or currencies, including composite currencies, in which such preferred stock is denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of such preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•
whether such preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected, including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;

•	the place or places where dividends and other payments on the preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will, when issued, be fully paid and non-assessable.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

In some cases, the issuance of preferred stock could delay a change in control of us and make it more difficult to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to common stockholders. See “Rights Agreement,” below.

Certain Provisions of Our Certificate of Incorporation and Law

Our restated certificate of incorporation, as amended, and amended and restated bylaws contain provisions that may render more difficult possible takeover proposals to acquire control of us and make removal of our management more difficult. Below is a description of certain of these provisions in our restated certificate of incorporation, as amended, and amended and restated bylaws.

Our restated certificate of incorporation, as amended, authorizes a class of undesignated preferred stock consisting of 5,000,000 shares, although 1,000,000 shares of preferred stock out of the 5,000,000 shares of authorized preferred stock have been designated as Series One Junior Participating Preferred Stock and are reserved for issuance in connection with our Rights Agreement. Preferred stock may be issued from time to time in one or more series, and our board of directors, without further approval of the stockholders, is authorized to fix the designations, powers, preferences, and rights applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine such designations, powers, preferences, and rights is to allow such determinations to be made by the board of directors instead of the stockholders and to avoid the expense of, and eliminate delays associated with, a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under some circumstances, make it more difficult for a third party to gain control of us.

Our restated certificate of incorporation, as amended, provides that, subject to the rights of holders of any preferred stock, any action required or permitted to be taken by our stockholders must be taken at an annual or special meeting of stockholders and not by written consent.

Our restated certificate of incorporation, as amended, precludes the ability of our stockholders to call meetings of stockholders. Except as may be required by law and subject to the holders of rights of preferred stock, special meetings of stockholders may be called only by our chairman of the board or by our board of directors pursuant to a resolution adopted by a majority of the members of the board of directors.

Our amended and restated bylaws contain specific procedures for stockholder nomination of directors. These provisions require advance notification that must be given in accordance with the provisions of our bylaws, as amended. The procedure for stockholder nomination of directors may have the effect of precluding a nomination for the election of directors at a particular meeting if the required procedure is not followed.

Although Section 214 of the DGCL provides that a corporation’s certificate of incorporation may provide for cumulative voting for directors, our restated certificate of incorporation, as amended, does not provide for cumulative voting. As a result, the holders of a majority of the votes of the outstanding shares of our common stock have the ability to elect all of the directors being elected at any annual meeting of stockholders.

As a Delaware corporation, we are subject to Section 203, or the business combination statute, of the DGCL.  Under the business combination statute of the DGCL, a corporation is generally restricted from engaging in a business combination (as defined in Section 203 of the DGCL) with an interested stockholder (defined generally as a person owning 15% or more of the corporation’s outstanding voting stock) for a three-year period following the time the stockholder became an interested stockholder. This restriction applies unless:

•
prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
the interested stockholder owned at least 85% of the voting stock of the corporation upon completion of the transaction which resulted in the stockholder becoming an interested stockholder (excluding stock held by the corporation’s directors who are also officers and by the corporation’s employee stock plans, if any, that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•
at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements specified in Section 203(b) of the DGCL, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.  We have not adopted any provision in our restated certificate of incorporation, as amended, or amended and restated bylaws electing not to be governed by the Delaware business combination statute. As a result, the statute is applicable to business combinations involving us.

Rights Agreement

On October 26, 1998, our board of directors declared a dividend of one preferred stock purchase right for each outstanding share of our common stock. The dividend was paid on November 6, 1998 to the stockholders of record on that date. The rights were issued pursuant to the terms of the Rights Agreement, dated as of October 26, 1998, as amended by the First Amendment to Rights Agreement, dated November 6, 2008, between us and Computershare Trust Company, N.A. (as successor rights agent to Harris Trust and Savings Bank), as the rights agent.

Our board adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 20% or more of our outstanding common stock without the approval of our board of directors. The Rights Agreement should not interfere with any merger or other business combination approved by our board.

The following is a summary description of our Rights Agreement and should be read together with the entire Rights Agreement and the First Amendment to Rights Agreement, each of which is included as an exhibit to the registration statement of which this prospectus forms a part.

The Rights. Our board authorized the issuance of a right with respect to each share of common stock outstanding on November 6, 1998. The rights initially trade with, and are inseparable from, shares of our common stock. The rights are evidenced only by certificates that represent shares of our common stock. New rights will accompany any new shares of our common stock that we issue after November 6, 1998 until the Distribution Date described below.

Exercise Price. Each right allows its holder to purchase from TETRA Technologies one one-hundredth of a share of Series One Junior Participating Preferred Stock (“preferred share”) for $100, subject to adjustment, once the rights become exercisable. This fraction of a preferred share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of common stock. Prior to exercise, the right does not give its holder any dividend, voting or liquidation rights.

Exercisability. The rights are not exercisable until:

•	10 calendar days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 20% or more of our outstanding common stock, or, if earlier,

•
10 business days (or a later date determined by our board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person becoming an Acquiring Person.

We refer to the date when the rights become exercisable as the “Distribution Date.” Until that date, the common stock certificates also evidence the rights, and any transfer of shares of common stock constitutes a transfer of rights. After that date, the rights will separate from the common stock and be evidenced by book-entry credits or by rights certificates that we will mail to all eligible holders of common stock. Any rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•
Flip-In.  If a person or group becomes an Acquiring Person, then all holders of rights except the Acquiring Person may, for $100, subject to adjustment, purchase shares of our common stock prior to the acquisition having a market value equal to two times the purchase price ($200).

•
Flip-Over.  If we are later acquired in a merger or similar transaction after the Distribution Date, then all holders of rights except the Acquiring Person may, for $100, subject to adjustment, purchase shares of the acquiring corporation with a market value equal to two times the purchase price ($200) based on the market price of the acquiring corporation’s stock prior to the merger.

Preferred Share Provisions. Each one one-hundredth of a preferred share, if issued:

•	will not be redeemable;

•	will entitle holders to quarterly dividend payments of $0.01 per share fraction, or an amount equal to the dividend paid on one share of common stock, whichever is greater;

•	will entitle holders upon liquidation either to receive $0.01 per share fraction, or an amount equal to the payment made on one share of common stock, whichever is greater;

•	will have the same voting power as one share of common stock; and

•	if shares of our common stock are exchanged by merger, consolidation or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-hundredth interest in a preferred share should approximate the value of one share of common stock.

Expiration. The rights will expire on November 6, 2018.

Redemption. Our board of directors may redeem the rights for $0.01 per right, as adjusted, at any time before any person or group becomes an Acquiring Person. If our board redeems any rights, it must redeem all of the rights. Once the rights are redeemed, the only right of the holders of rights will be to receive the redemption price of $0.01 per right, as adjusted.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our board may extinguish the rights by exchanging one share of common stock or an equivalent security for each right, other than rights held by the Acquiring Person.

Anti-Dilution Provisions. Our board may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the preferred shares or common stock. No adjustments to the purchase price of less than 1% will be made.

Amendments. While the rights may be redeemed, the terms of the rights agreement may be amended by our board without the consent of the holders of the rights. However, after a person or group becomes an Acquiring Person, our board may not amend the agreement in a way that adversely affects holders of the rights.

Liability and Indemnification of Officers and Directors

Our restated certificate of incorporation, as amended, provides for indemnification of our directors and officers to the full extent permitted by applicable law. Our amended and restated bylaws also provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by law, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in or not opposed to our best interests.

We have also entered into indemnification agreements with all of our directors and elected officers.  The indemnification agreements provide that we will indemnify these officers and directors to the fullest extent permitted by our restated certificate of incorporation, as amended, amended and restated bylaws and applicable law. The indemnification agreements also provide that these officers and directors shall be entitled to the advancement of fees as permitted by applicable law and sets out the procedures required under the agreements for determining entitlement to and obtaining indemnification and expense advancement.

 We also have director and officer liability insurance for the benefit of each of the above indemnitees. These policies include coverage for losses for wrongful acts and omissions. Each of the indemnitees are named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF DEBT SECURITIES

Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations.  The debt securities will be either senior debt securities or subordinated debt securities.  The debt securities will be issued under one or more separate indentures between us and Wells Fargo Bank, National Association, as trustee.  Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture.  Together, the senior indenture and the subordinated indenture are called “indentures.”  The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

As used in this description, the words “we,” “us” and “our” refer to TETRA Technologies, Inc., and not to any of our subsidiaries or affiliates.

We have summarized some of the material provisions of the indentures below.  This summary does not restate those agreements in their entirety.  A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part.  We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

The debt securities issued under the indentures will be our direct, unsecured general obligations.  The senior debt securities will rank equally with all of our other senior and unsubordinated debt.  The subordinated debt securities will have a junior position to all of our senior debt.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell.  A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering.  These terms will include some or all of the following, among others:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

Neither of the indentures will limit the amount of debt securities that may be issued.  Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered or global form.

Covenants

Under the indentures, we:

•	will pay the principal of, and interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures;

•	will preserve our corporate existence; and

•	will segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment.

Mergers and Sale of Assets

Each of the indentures will provide that we may not consolidate with or merge into any other Person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another Person, unless:

•
either: (a) we are the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia;

•
the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee, which may include a supplemental indenture;

•	we or the successor will not immediately be in default under such indenture; and

•
we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with such indenture and that all conditions precedent set forth in such indenture have been complied with.

Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture.

As used in the indenture and in this description, the word “Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

“Event of default,” when used in the indentures with respect to debt securities of any series, will mean any of the following:

(1)       default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)       default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3)       default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant, a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4)       default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant, a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 180 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5)       we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of any order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors;

(6)       a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of us or for all or substantially all of our property, or (iii) orders the liquidation of us, and the order or decree remains unstayed and in effect for 60 consecutive days;

(7)       default in the deposit of any sinking fund payment when due; or

(8)       any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture.  The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately.  If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity.  If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indentures, the debt securities issued thereunder or the subsidiary guarantees, if any, may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not, among other things:

(1)       change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, change the coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2)       reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of the holders of which is required for any such amendment or supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture;

(3)       modify any of the provisions set forth in (i) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture;

(4)       waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

(5)       release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as amended or supplemented); or

(6)       make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby.

Notwithstanding the foregoing, without the consent of any holder of debt securities, we, the guarantors, if any, and the trustee may amend each of the indentures or the debt securities issued thereunder to:

   (1)       cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2)       evidence the succession of another Person to us and the assumption by any such successor of our covenants therein and, to the extent applicable, of the debt securities;

(3)       provide for uncertificated debt securities in addition to or in place of certificated debt securities;  provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

(4)       add a guarantee and cause any Person to become a guarantor, and/or to evidence the succession of another Person to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;

(5)       secure the debt securities of any series;

(6)       add to our covenants such further covenants, restrictions, conditions or provisions as we shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein, or to surrender any right or power therein conferred upon us;  provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7)       make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8)       provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture on the date of such indenture;

(9)       add any additional defaults or events of default in respect of all or any series of debt securities;

(10)     add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11)     change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision;

(12)     establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13)     evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14)     conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus orprospectus supplement or an offering memorandum or offering circular to the extent that such provision appears on its face to have been intended to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or

(15)     modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.  After an amendment with the consent of the holders under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment.  However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees  (“Legal Defeasance”), except for:

(1)       the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

(2)       our obligations with respect to the debt securities concerning temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for security payments held in trust;

(3)       the rights, powers, trusts, duties and immunities of the trustee and our and each guarantor’s obligations in connection therewith; and

(4)       the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain provisions of each indenture, including certain provisions described in any prospectus supplement (such release and termination being referred to as “Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default.  In addition, in the event Covenant Defeasance occurs in accordance with the applicable indenture, any defeasible event of default will no longer constitute an event of default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)       we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2)       in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3)       in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)       no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5)       the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which we or any guarantor is a party or by which we or any guarantor is bound;

(6)       such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are, or any of our subsidiaries is, a party or by which we are, or any of our subsidiaries is, bound;

(7)       we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or the creditors of others;

(8)       we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(9)       we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions) stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities and certain rights of the trustee, as expressly provided for in such indenture) as to all outstanding debt securities and guarantees issued thereunder when:

(1)       either (a) all of the debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we or the guarantors, if any, have irrevocably deposited or caused to be deposited with the trustee funds, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)       we have paid all other sums then due and payable under such indenture by us; and

(3)       we have delivered to the trustee an officer’s certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Directors, Managers, Officers, Employees, Partners, Members and Stockholders

No director, manager, officer, employee, incorporator, partner, member or stockholder of the company or any guarantor, as such, shall have any liability for any of our or the guarantors’ obligations under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the debt securities.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities.  We may change the paying agent or registrar without prior notice to the holders of the debt securities, and we may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture.  The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture.  We are not required to transfer or exchange any debt security selected for redemption.  In addition, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Subordination

The payment of the principal of and premium, if any, and interest on subordinated debt securities and any of our other payment obligations in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

We also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from a trust described under “— Legal Defeasance and Covenant Defeasance,” if

•	a default in the payment of all or any portion of the obligations on any designated senior debt (“payment default”) occurs that has not been cured or waived, or

•
any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “payment blockage notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived, and (b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the termination of the payment blockage period by written notice to the trustee for the subordinated debt securities from the trustee or other representative for the holders of such designated senior debt, the payment in full of such designated senior debt or 179 days after the date on which the applicable payment blockage notice is received.  No new payment blockage period may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior payment blockage notice.  No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any payment blockage notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

Upon any payment or distribution of our assets or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any dissolution or winding up or total or partial liquidation or reorganization of us, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by or on behalf of us on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities.  Before any payment may be made by, or on behalf of, us on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of our assets or securities, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled, shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of the our liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.

Payment and Transfer

Principal, interest and any premium on fully registered debt securities will be paid at designated places.  Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement.  Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered debt securities may be transferred or exchanged at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement.  Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement.  We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”).  Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us.  Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.  For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee.  For interests of persons other than participants, that ownership information will be shown on the records of participants.  Transfer of that ownership will be effected only through those records.  The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form.  These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture.  Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities.  Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments.  Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee.  We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices.  This is now the case with securities held for the accounts of customers registered in “street name.”  Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series.  In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities.  In that event, we will issue individual debt securities of that series in exchange for the global security or securities.  Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests.  The foregoing is subject to any limitations described in the applicable prospectus supplement.  In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name.  Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

Wells Fargo Bank, National Association will be the trustee under the indentures.  A successor trustee may be appointed in accordance with the terms of the indentures.

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture.  If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, debt securities, units or other securities. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. If we issue warrants, we may do so under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the securities purchasable upon the exercise of such warrants;

•	the exercise price;

•	the aggregate number of warrants to be issued;

•	the principal amount of securities purchasable upon exercise of each warrant;

•	the price or prices at which each warrant will be issued;

•	the procedures for exercising the warrants;

•	the date upon which the exercise of warrants will commence;

•	the expiration date, and any other material terms of the warrants; and

•	any other terms of such warrants, including the terms, procedures and limitations relating to the exchange and exercise of such warrants.

The warrants do not confer upon the holders thereof any voting or other rights of stockholders.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•
the terms of the units and of any of the debt securities, common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

We may designate agents to solicit offers to purchase our securities.  We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement.  Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

Agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading markets for our common stock, or sales made to or through a market maker other than on an exchange.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account.  The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale.  We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement.  If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities.  The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement.  The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.  The underwriters will use a prospectus supplement to sell our securities.

If we use a dealer, we, as principal, will sell our securities to the dealer.  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors.  In this case, no underwriters or agents would be involved.  We will describe the terms of our direct sales in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.  In connection with the sale of the securities offered by this prospectus, underwriters may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions.  Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement.  We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.  Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the common stock, which is currently listed and traded on the New York Stock Exchange.  We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so.  Any common stock sold by this prospectus will be listed for trading on the New York Stock Exchange, or such other exchanges as our common stock may be listed for trading at the time of issuance, subject to official notice of issuance.  We cannot give you any assurance as to the liquidity of the trading markets for any of the securities.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.  These activities may cause the price of the securities to be higher than it would otherwise be.  The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Andrews Kurth LLP, The Woodlands, Texas.  Any underwriter will be advised about other issues relating to any offering by its own legal counsel.  If such counsel to underwriters passes on legal matters in connection with an offering of securities made by this prospectus, and a related prospectus supplement, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of TETRA Technologies, Inc. appearing in TETRA Technologies, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of TETRA Technologies, Inc.’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Certain information incorporated by reference into this prospectus regarding our estimated reserves and future net revenues from the production and sale of reserves attributable to Maritech Resources, Inc. was prepared by TETRA Technologies, Inc. and reviewed, in part, by Ryder Scott Company, L.P., and DeGolyer and MacNaughton, independent petroleum engineers, as stated in their reports, and is incorporated herein by reference in reliance upon the authority of such firms as experts in giving such reports.  Maritech Resources, Inc. is a wholly owned subsidiary of TETRA Technologies, Inc.

TETRA Technologies, Inc.

COMMON STOCK
PREFERRED STOCK
SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
WARRANTS
UNITS

P R O S P E C T U S

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered hereby.

SEC registration fee	$ *
Blue Sky expenses, including legal fees	**
Printing and engraving expenses	**
Legal fees and expenses	**
Trustee fees and expenses	**
Rating agency fees	**
Accounting fees and expenses	**
Miscellaneous	**
Total	$ **
____________________

*	The registrants are deferring payment of the registration fee in reliance on Rules 456(b) and 457(r).

**	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

Delaware Corporation

TETRA Technologies, Inc. is incorporated under the laws of the State of Delaware.  Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

TETRA Technologies’ restated certificate of incorporation, as amended, provides for indemnification of TETRA Technologies’ directors and officers to the full extent permitted by applicable law.  TETRA Technologies’ amended and restated bylaws also provide that its directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by law, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in or not opposed to TETRA Technologies’ best interests.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  In accordance with the Section 102(b)(7) of the General Corporation Law of the State of Delaware, TETRA Technologies’ restated certificate of incorporation, as amended, contains a provision that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, subject to limitations of Section 102(b)(7).

TETRA Technologies has also entered into indemnification agreements with all of its directors and elected officers.  The indemnification agreements provide that TETRA Technologies will indemnify these officers and directors to the fullest extent permitted by its restated certificate of incorporation, as amended, amended and restated bylaws and applicable law. The indemnification agreements also provide that these officers and directors shall be entitled to the advancement of fees as permitted by applicable law and sets out the procedures required under the agreements for determining entitlement to and obtaining indemnification and expense advancement.

TETRA Technologies maintains insurance policies that provide coverages to its directors and officers against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.  Exhibits.

 (a) Exhibits

Exhibit No.	Exhibit

**1.1	Form of Underwriting Agreement for each of the securities registered hereby.
4.1
Restated Certificate of Incorporation of TETRA Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed on December 27, 1995 (SEC File No. 33-80881)).

4.2
Certificate of Amendment of Restated Certificate of Incorporation of TETRA Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed on December 27, 1995 (SEC File No. 33-80881)).

4.3
Certificate of Amendment of Restated Certificate of Incorporation of TETRA Technologies, Inc. (incorporated by reference to Exhibit 3.1(ii) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 15, 2004 (SEC File No. 001-13455)).

4.4
Certificate of Amendment of Restated Certificate of Incorporation of TETRA Technologies, Inc. (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 filed on May 4, 2006 (SEC File No. 333-133790)).

4.5	Amended and Restated Bylaws of TETRA Technologies, Inc. (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 filed on May 4, 2006 (SEC File No. 333-133790)).
4.6
Certificate of Designation of Series One Junior Participating Preferred Stock of TETRA Technologies, Inc., dated October 27, 1998 (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed on October 28, 1998 (SEC File No. 001-13455)).

4.7
Rights Agreement dated October 26, 1998 between the Company and Computershare Investor Services LLC (as successor in interest to Harris Trust & Savings Bank), as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on October 28, 1998 (SEC File No. 001-13455)).

4.8
First Amendment to Rights Agreement dated as of November 6, 2008, by and between TETRA Technologies, Inc. and Computershare Trust Company, N.A. (as successor rights agent to Harris Trust and Savings Bank), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on November 6, 2008 (SEC File No. 001-13455)).

4.9
Specimen Common Stock Certificate of TETRA Technologies, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on February 23, 1990 (SEC File No. 33-33586)).

4.10
Master Note Purchase Agreement, dated September 27, 2004 by and among TETRA Technologies, Inc. and Jackson National Life Insurance Company, Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, Allstate Life Insurance Company, Teachers Insurance and Annuity Association of America, Pacific Life Insurance Company, the Prudential Assurance Company Limited (PAC), and Panther CDO II, B.V. (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on September 30, 2004 (SEC File No. 001-13455)).

4.11	Form of 5.07% Senior Notes, Series 2004-A, due September 30, 2011 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on September 30, 2004 (SEC File No. 001-13455)).
4.12	Form of 4.79% Senior Notes, Series 2004-B, due September 30, 2011 (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on September 30, 2004 (SEC File No. 001-13455)).
4.13
Form of Subsidiary Guaranty dated September 27, 2004, executed by TETRA Applied Holding Company, TETRA International Incorporated, TETRA Micronutrients, Inc., TETRA Process Services, Inc., TETRA Thermal, Inc., Maritech Resources, Inc., Seajay Industries, Inc., TETRA Investment Holding Co., Inc., TETRA Financial Services, Inc., Compressco, Inc., Providence Natural Gas, Inc., TETRA Applied LP, LLC, TETRA Applied GP, LLC, TETRA Production Testing GP, LLC, TPS Holding Company, LLC, T Production Testing, LLC, TETRA Real Estate, LLC, TETRA Real Estate, LP, Compressco Testing, L.L.C., Compressco Field Services, Inc., TETRA Production Testing Services, L.P., and TETRA Applied Technologies, L. P., for the benefit of the holders of the Notes (incorporated by reference to Exhibit 4.4 to the Company’s Form 8-K filed on September 30, 2004 (SEC File No. 001-13455)).

4.14
First Supplement to Master Note Purchase Agreement, dated April 18, 2006, by and among TETRA Technologies, Inc. and Jackson National Life Insurance Company, Allianz Life Insurance Company of North America, United of Omaha Life Insurance Company, Mutual of Omaha Insurance Company, CUNA Mutual Life Insurance Company, CUNA Mutual Insurance Society, CUMIS Insurance Society, Inc., Members Life Insurance Company, and Modern Woodmen of America, attaching the form of the 5.90% Senior Notes, Series 2006-A, due April 30, 2016 as an exhibit thereto (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on April 20, 2006 (SEC File No. 001-13455)).

4.15
Note Purchase Agreement, dated April 30, 2008, by and among TETRA Technologies, inc. and The Prudential Insurance Company of America, Physicians Mutual Insurance Company, The Lincoln National Life Insurance Company, The Guardian Life Insurance Company of America, The Guardian Insurance & Annuity Company, Inc., Massachusetts Mutual Life Insurance Company, Hakone Fund II LLC, C.M. Life Insurance Company, Pacific Life Insurance Company, United of Omaha Life Insurance Company, Companion Life Insurance Company, United World Life Insurance Company, Country Life Insurance Company, The Ohio National Life Insurance Company and Ohio National Life Assurance Corporation (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on May 5, 2008 (SEC File No. 001-13455)).

4.16	Form of 6.30% Senior Notes, Series 2008-A, due April 30, 2013 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on May 5, 2008 (SEC File No. 001-13455)).
4.17	Form of 6.56% Senior Notes, Series 2008-B, due April 30, 2015 (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on May 5, 2008 (SEC File No. 001-13455)).
4.18
Form of Subsidiary Guarantee dated as of April 30, 2008, executed by Beacon Resources, LLC, Compressco Field Services, Inc., EPIC Diving and Marine Services, LLC, Maritech Resources, Inc., TETRA Applied Technologies, LLC, TETRA International Incorporated, TETRA Process Services, L.C., TETRA Production Testing Services, LLC, and Maritech Timbalier Bay, LP, for the benefit of the holders of the Notes (incorporated by reference to Exhibit 4.4 to the Company’s Form 8-K filed on May 5, 2008 (SEC File No. 0001-13455)).

**4.19	Form of Certificate of Designation for the Preferred Stock.
**4.20	Specimen Preferred Stock Certificate of TETRA Technologies, Inc.
*4.21	Form of Senior Indenture (including form of senior debt security).
*4.22	Form of Subordinated Indenture (including form of subordinated debt security).
**4.23	Form of Warrant Agreement (including form of warrant certificate).
**4.24	Form of Unit Agreement (including form of unit certificate).
*5.1	Opinion of Andrews Kurth LLP regarding legality of securities to be registered.
*12.1	Statement of computation of ratios of earnings to fixed charges.
*23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
*23.2	Consent of Ernst & Young LLP.
*23.3	Consent of Ryder Scott Company, L.P.
*23.4	Consent of DeGolyer and MacNaughton.
*24.1	Power of Attorney (included on signature pages).
*25.1	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the senior debt securities.

*25.2	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the subordinated debt securities.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.

Item 17.  Undertakings.

A.     The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs A(l)(a), A(l)(b) and A(1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement: and

(b)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D.                The undersigned registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus or any prospectus supplement filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus or prospectus supplement filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus or prospectus supplement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of subsection 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of such Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, Texas on November 30, 2009.

TETRA Technologies, Inc.

By:/s/ Stuart M. Brightman
Stuart M. Brightman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of TETRA Technologies, Inc. hereby constitutes and appoints Stuart M. Brightman and Bass C. Wallace, Jr., and each of them individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all registration statements pursuant to Rule 462(b) of the Securities Act of 1933, with any and all exhibits thereto, and all other documents required to be filed therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Stuart M. Brightman	President, Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2009
Stuart M. Brightman
/s/ Joseph M. Abell, III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 30, 2009
Joseph M. Abell, III
/s/ Ben C. Chambers	Vice President – Accounting (Principal Accounting Officer)	November 30, 2009
Ben C. Chambers
/s/ Ralph S. Cunningham	Chairman of the Board of Directors	November 30, 2009
Ralph S. Cunningham
/s/ Paul D. Coombs	Director	November 30, 2009
Paul D. Coombs
/s/ Tom H. Delimitros	Director	November 30, 2009
Tom H. Delimitros
/s/ Geoffrey M. Hertel	Director	November 30, 2009
Geoffrey M. Hertel
/s/ Allen T. McInnes	Director	November 30, 2009
Allen T. McInnes
/s/ Kenneth P. Mitchell	Director	November 30, 2009
Kenneth P. Mitchell
/s/ William D. Sullivan	Director	November 30, 2009
William D. Sullivan
/s/ K. E. White, Jr.	Director	November 30, 2009
K. E. White, Jr.

EXHIBIT INDEX

Exhibit No.	Exhibit

**1.1	Form of Underwriting Agreement for each of the securities registered hereby.
4.1
Restated Certificate of Incorporation of TETRA Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed on December 27, 1995 (SEC File No. 33-80881)).

4.2
Certificate of Amendment of Restated Certificate of Incorporation of TETRA Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed on December 27, 1995 (SEC File No. 33-80881)).

4.3
Certificate of Amendment of Restated Certificate of Incorporation of TETRA Technologies, Inc. (incorporated by reference to Exhibit 3.1(ii) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 15, 2004 (SEC File No. 001-13455)).

4.4
Certificate of Amendment of Restated Certificate of Incorporation of TETRA Technologies, Inc. (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 filed on May 4, 2006 (SEC File No. 333-133790)).

4.5	Amended and Restated Bylaws of TETRA Technologies, Inc. (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 filed on May 4, 2006 (SEC File No. 333-133790)).
4.6
Certificate of Designation of Series One Junior Participating Preferred Stock of TETRA Technologies, Inc., dated October 27, 1998 (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed on October 28, 1998 (SEC File No. 001-13455)).

4.7
Rights Agreement dated October 26, 1998 between the Company and Computershare Investor Services LLC (as successor in interest to Harris Trust & Savings Bank), as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on October 28, 1998 (SEC File No. 001-13455)).

4.8
First Amendment to Rights Agreement dated as of November 6, 2008, by and between TETRA Technologies, Inc. and Computershare Trust Company, N.A. (as successor rights agent to Harris Trust and Savings Bank), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on November 6, 2008 (SEC File No. 001-13455)).

4.9
Specimen Common Stock Certificate of TETRA Technologies, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed on February 23, 1990 (SEC File No. 33-33586)).

4.10
Master Note Purchase Agreement, dated September 27, 2004 by and among TETRA Technologies, Inc. and Jackson National Life Insurance Company, Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, Allstate Life Insurance Company, Teachers Insurance and Annuity Association of America, Pacific Life Insurance Company, the Prudential Assurance Company Limited (PAC), and Panther CDO II, B.V. (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on September 30, 2004 (SEC File No. 001-13455)).

4.11	Form of 5.07% Senior Notes, Series 2004-A, due September 30, 2011 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on September 30, 2004 (SEC File No. 001-13455)).

4.12	Form of 4.79% Senior Notes, Series 2004-B, due September 30, 2011 (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on September 30, 2004 (SEC File No. 001-13455)).
4.13
Form of Subsidiary Guaranty dated September 27, 2004, executed by TETRA Applied Holding Company, TETRA International Incorporated, TETRA Micronutrients, Inc., TETRA Process Services, Inc., TETRA Thermal, Inc., Maritech Resources, Inc., Seajay Industries, Inc., TETRA Investment Holding Co., Inc., TETRA Financial Services, Inc., Compressco, Inc., Providence Natural Gas, Inc., TETRA Applied LP, LLC, TETRA Applied GP, LLC, TETRA Production Testing GP, LLC, TPS Holding Company, LLC, T Production Testing, LLC, TETRA Real Estate, LLC, TETRA Real Estate, LP, Compressco Testing, L.L.C., Compressco Field Services, Inc., TETRA Production Testing Services, L.P., and TETRA Applied Technologies, L. P., for the benefit of the holders of the Notes (incorporated by reference to Exhibit 4.4 to the Company’s Form 8-K filed on September 30, 2004 (SEC File No. 001-13455)).

4.14
First Supplement to Master Note Purchase Agreement, dated April 18, 2006, by and among TETRA Technologies, Inc. and Jackson National Life Insurance Company, Allianz Life Insurance Company of North America, United of Omaha Life Insurance Company, Mutual of Omaha Insurance Company, CUNA Mutual Life Insurance Company, CUNA Mutual Insurance Society, CUMIS Insurance Society, Inc., Members Life Insurance Company, and Modern Woodmen of America, attaching the form of the 5.90% Senior Notes, Series 2006-A, due April 30, 2016 as an exhibit thereto (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on April 20, 2006 (SEC File No. 001-13455)).

4.15
Note Purchase Agreement, dated April 30, 2008, by and among TETRA Technologies, inc. and The Prudential Insurance Company of America, Physicians Mutual Insurance Company, The Lincoln National Life Insurance Company, The Guardian Life Insurance Company of America, The Guardian Insurance & Annuity Company, Inc., Massachusetts Mutual Life Insurance Company, Hakone Fund II LLC, C.M. Life Insurance Company, Pacific Life Insurance Company, United of Omaha Life Insurance Company, Companion Life Insurance Company, United World Life Insurance Company, Country Life Insurance Company, The Ohio National Life Insurance Company and Ohio National Life Assurance Corporation (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on May 5, 2008 (SEC File No. 001-13455)).

4.16	Form of 6.30% Senior Notes, Series 2008-A, due April 30, 2013 (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on May 5, 2008 (SEC File No. 001-13455)).
4.17	Form of 6.56% Senior Notes, Series 2008-B, due April 30, 2015 (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on May 5, 2008 (SEC File No. 001-13455)).
4.18
Form of Subsidiary Guarantee dated as of April 30, 2008, executed by Beacon Resources, LLC, Compressco Field Services, Inc., EPIC Diving and Marine Services, LLC, Maritech Resources, Inc., TETRA Applied Technologies, LLC, TETRA International Incorporated, TETRA Process Services, L.C., TETRA Production Testing Services, LLC, and Maritech Timbalier Bay, LP, for the benefit of the holders of the Notes (incorporated by reference to Exhibit 4.4 to the Company’s Form 8-K filed on May 5, 2008 (SEC File No. 0001-13455)).

**4.19	Form of Certificate of Designation for the Preferred Stock.
**4.20	Specimen Preferred Stock Certificate of TETRA Technologies, Inc.
*4.21	Form of Senior Indenture (including form of senior debt security).
*4.22	Form of Subordinated Indenture (including form of subordinated debt security).
**4.23	Form of Warrant Agreement (including form of warrant certificate).
**4.24	Form of Unit Agreement (including form of unit certificate).
*5.1	Opinion of Andrews Kurth LLP regarding legality of securities to be registered.

*12.1	Statement of computation of ratios of earnings to fixed charges.
*23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1).
*23.2	Consent of Ernst & Young LLP.
*23.3	Consent of Ryder Scott Company, L.P.
*23.4	Consent of DeGolyer and MacNaughton.
*24.1	Power of Attorney (included on signature pages).
*25.1	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the senior debt securities.
*25.2	Form T-1 Statement of Eligibility and Qualification of Trustee under Trust Indenture Act of 1939 regarding the subordinated debt securities.
________________

*	Filed herewith.

**	To be filed by amendment or as an exhibit to Current Report on Form 8-K filed at a later date in connection with a specific offering.